EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26067) pertaining to the Special Metals Corporation 1997 Long-Term Stock Incentive Plan of our report dated February 22, 1999, except for Note 6, as to which the date is March 31, 1999, with respect to the financial statements and schedule of Special Metals Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


/s/ Ernst & Young LLP
---------------------
Buffalo, New York
March 31, 1999

                                      -72-